Exhibit 99.1

OptimizeRx Reports First Quarter 2022 Financial Results, Revenue Up 22%, Successfully Completes EvinceMed Acquisition

-	Revenue Up 22% to $13.7 million on increased average revenue per top 20 pharmaceutical manufacturer client

-	Traction with top 20 pharmaceutical manufacturers continues to advance and drive growth

-	Cash flow positive from operations of $4.1 million

ROCHESTER, Mich. – May 4, 2022 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, reported results for the three months ended March 31, 2022. Quarterly comparisons are to the same year-ago period.

	TTM March 31
Key Performance Indicators (KPIs)*	2022	2021
Average revenue per top 20 pharmaceutical manufacturers	$2,549,836	$2,120,780
Percent of top 20 pharmaceutical manufacturers that are clients	95%	85%
Top 20 pharmaceutical manufacturers as percent of total net revenues	76%	77%
Net revenue retention	124%	161%
Revenue per average full-time employee (FTE)	$733,275	$634,571

Financial Highlights

●	Revenue in the first quarter of 2022 increased 22% to a record $13.7 million, from $11.2 million as compared to the same year ago period.

●	Gross profit in the first quarter of 2022 increased 32% year-over-year to $8.1 million.

●	GAAP net loss totaled $3.8 million or $(0.21) per basic and diluted share in the first quarter.

●	Non-GAAP net loss in the first quarter totaled $0.1 million or $(0.01) per basic and fully diluted shares outstanding. (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Cash and cash equivalents totaled $89.0 million as of March 31, 2022 as compared to $84.7 million as of December 31, 2021.

Year To Date Highlights

●	Completed the acquisition of EvinceMed, a specialty drug prescription initiation platform.

●	Ranked as one of The Americas’ fastest-growing companies by the Financial Times for the third consecutive year

●	Announced the deployment of OptimizeRx’s digital access solution to address and streamline patient therapy initiation challenges for a top 10 pharmaceutical manufacturer.

●	Published the Company’s first Environmental, Social and Governance (ESG) report

●	Mike Rousselle, OptimizeRx’s vice president of data product, named to MM+M’s “40 Under 40 List”

●	OptimizeRx’s AI-Driven Therapy Initiation and Persistence Platform won Business Intelligence’s 2022 BIG Innovation Award.

Management Commentary

Will Febbo, OptimizeRx CEO commented, “We are very pleased with the financial and operational progress made during the quarter and believe a significant portion of the heavy lifting for the Company to hit its 2022 objectives has already been achieved. Our business continues to see limited impact from many of the supply chain related and inflationary macro headwinds that are impacting other industries. Moreover, rapidly shifting pharma commercial models with the need for uninterrupted access to HCPs are acting as catalysts and resulting in increased traction for our commercial team. As a result, my confidence in the trajectory of our business and recently introduced KPIs has only increased this year.”

“We are also delighted to note the completion of the EvinceMed acquisition, which helps further our industry-leading position and ultimately serves to expand us within key markets, including specialty medications. The acquisition expands the reach of our point-of-care solutions by simplifying the prescribing process of specialty medications and enabling greater access for patients across the nation’s largest digital HCP network.” concluded Mr. Febbo.

Q1 2022 Financial Summary

Total revenue reported for the three months ended March 31, 2022 was approximately $13.7 million, an increase of 22% over the approximately $11.2 million from the same period in 2021. The increased revenue resulted from increased sales from our core messaging solutions.

Gross margin increased to 59% from 55% in the year-ago quarter, with the increase related to a more favorable channel partner and solution mix.

Operating expenses totaled $11.9 million and increased from $6.8 million in the same year-ago quarter. This increase in expense is primarily due to investment in, and expansion of, our workforce to enable future growth and includes $2.5 million in additional stock based compensation than was recognized in the year-ago quarter.

Net loss on a GAAP basis was approximately $3.8 million or $(0.21) per basic and diluted share, as compared to a net loss of $0.6 million or $(0.04) per basic and fully diluted share in the first quarter of 2021.

Non-GAAP net loss was $0.1 million or $(0.01) per basic and fully diluted shares outstanding, compared to non-GAAP net income of $0.6 million or $0.04 and $0.03 per basic and fully diluted share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $89.0 million as of March 31, 2022, as compared to $84.7 million as of December 31, 2021. The increase to our cash balance was almost completely due to cash flows from operating activities.

2022 Financial Outlook

The Company is reaffirming its full year financial outlook for 2022 and continues to expect net revenues of $80 million to $85 million, representing year-over-year growth of 31% to 39%, respectively, and gross margins to come in between 57% and 60%.

The Company expects revenue growth will align closely with continued progress on the KPIs highlighted above and will be driven by its “land and expand” strategy of obtaining new customers and growing its existing clients’ spend by increasing the number of solutions each brand leverages, the number of brands supported, and overall utilization of its platform.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Wednesday, May 4, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: https://event.choruscall.com/mediaframe/webcast.html?webcastid=mJzKX2F9

Toll-free dial-in number: 1-877-423-9813

International dial-in number: 1-201-689-8573

Conference ID: 13729156

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months ended March 31, 2022 and 2021.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: Top 20 pharmaceutical manufacturers are based on Fierce Pharma’s “The top 20 pharma companies by 2020 revenue.”

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent.

About OptimizeRx

OptimizeRx is the best-in-class health technology company enabling care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through the most intelligent technology platform embedded within a proprietary digital point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$88,954,391	$84,681,770
Accounts receivable, net	19,135,824	24,800,585
Prepaid expenses and other	4,609,489	5,630,655
Total Current Assets	112,699,704	115,113,010
Property and equipment, net	137,441	143,818
Other Assets
Goodwill	14,740,031	14,740,031
Intangible assets, net	10,548,884	10,975,474
Security deposits and other assets	12,859	12,859
Total Other Assets	25,301,774	25,728,364
TOTAL ASSETS	$138,138,919	$140,985,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$600,729	$606,808
Accrued expenses	1,718,055	2,902,836
Revenue share payable	3,175,719	4,378,216
Current portion of lease obligations	87,581	90,982
Current portion of contingent purchase price payable	-	-
Deferred revenue	1,293,044	1,389,907
Total Current Liabilities	6,875,128	9,368,749
Non-Current Liabilities
Lease liabilities, net of current portion	212,946	236,726
Total Liabilities	7,088,074	9,605,475
Commitments and contingencies (See note 8)	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2022 or December 31, 2021	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 17,902,608 and 17,860,975 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	17,903	17,861
Additional paid-in-capital	170,047,698	166,615,514
Accumulated deficit	(39,014,756)	(35,253,658)
Total Stockholders’ Equity	131,050,845	131,379,717
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$138,138,919	$140,985,192

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months
	Ended March 31,
	2022	2021

Revenue	$13,731,530	$11,229,211
Cost of revenues	5,629,858	5,104,603
Gross margin	8,101,672	6,124,609

Operating expenses
Salaries, Wages, & Benefits	5,305,866	3,580,817
Stock-based compensation	3,174,098	707,153
Other general and administrative expenses	3,382,809	2,474,946
Total operating expenses	11,862,773	6,762,916
Loss from operations	(3,761,101)	(638,308)
Other income
Interest income	3	931
Loss before provision for income taxes	(3,761,098)	(637,377)
Income tax benefit	-	-
Net Loss	$(3,761,098)	$(637,377)
Weighted average number of shares outstanding – basic	17,878,068	16,101,837
Weighted average number of shares outstanding – diluted	17,878,068	16,101,837
Income (loss) per share – basic	$(0.21)	$(0.04)
Income (loss) per share – diluted	$(0.21)	$(0.04)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,761,098)	$(637,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	471,539	496,321
Stock-based compensation	3,174,098	582,159
Stock issued for board service	-	124,994
Provision for loss on accounts receivable	21,000	20,000
Changes in:
Accounts receivable	5,643,761	3,126,815
Prepaid expenses and other assets	1,021,166	937,083
Accounts payable	(6,079)	(118,971)
Revenue share payable	(1,202,497)	(1,476,063)
Accrued expenses and other liabilities	(1,184,781)	(1,550,569)
Operating leases, net	(2)	(987)
Deferred revenue	(96,863)	162,345
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,080,244	1,665,750

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(14,480)	(19,871)
Purchase of intangible assets, including intellectual property rights	(51,271)	(64,693
NET CASH USED IN INVESTING ACTIVITIES	(65,751)	(84,564)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of offering costs	-	70,671,536
Proceeds from exercise of stock options	258,128	1,120,011
Payment of contingent consideration	-	(1,610,813)
NET CASH PROVIDED BY FINANCING ACTIVITIES	258,128	70,180,734
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,272,621	71,761,920
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,681,770	10,516,776
CASH AND CASH EQUIVALENTS - END OF PERIOD	$88,954,391	$82,278,696

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Lease liabilities arising from right of use assets	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

RECONCIALIATION of NON-GAAP to GAAP FINANCIAL MEASURES

(UNAUDITED)

	For the Three Months Ended March 31,
	2022	2021
Net loss	$(3,761,098)	$(637,377)
Depreciation and amortization	471,539	496,321
Stock-based compensation	3,174,098	707,153
Acquisition expense	17,160	-
Non-GAAP net income (loss)	$(98,301)	$566,097

Non-GAAP net income (loss) per share
Basic	$(0.01)	$0.04
Diluted	$(0.01)	$0.03
Weighted average shares outstanding:
Basic	17,878,068	16,101,837
Diluted	17,878,068	17,085,582

The accompanying notes are an integral part of these condensed consolidated financial statements.